LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know
all by these presents, that the undersigned hereby makes, constitutes and appoints each of Martin F. Egan, Michele Rudoi and Nancy
Rosenau, signing
singly, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:


(1)	prepare, execute,
acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments
thereto) with respect to the securities of The
Bancorp Inc., a Delaware
corporation (the "Company"), with the United
States Securities and Exchange
Commission, any national securities
exchanges and the Company, as
considered necessary or advisable under
Section 16(a) of the Securities
Exchange Act of 1934 and the rules and
regulations promulgated thereunder,
as amended from time to time (the
"Exchange Act");

(2)	seek or obtain,
as the undersigned's
representative and on the undersigned's behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which
in
the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


The
undersigned acknowledges that:

(1)	this Power of Attorney
authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither
the Company nor
such attorney-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the
undersigned from
responsibility for compliance with the
undersigned’s obligations
under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange
Act.

	The undersigned
hereby gives and grants the foregoing
attorney-in-fact full power and
authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney
shall remain in full force and
effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact c/o the
Company.

	IN WITNESS WHEREOF,
the undersigned has caused this Power of Attorney to be executed as of this 26th day of January, 2006.





 /s/Walter T. Beach

Signature


Walter T. Beach
Print Name